Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2024 with respect to the financial statements of ChromaDex Corporation for the year ended December 31, 2023 included in the Annual Report on Form 10-K.

/s/ Marcum llp

New York, NY

August 8, 2025